Exhibit 5.7

February 10, 2026

Brookfield Asset Management Ltd.
Brookfield Place
250 Vesey Street, 15th Floor
New York, New York 10281

BAM Finance LLC
Brookfield Place
250 Vesey Street, 15th Floor
New York, New York 10281

RE: Registration Statement on Forms F-10 and F-3

Ladies and Gentlemen:

We have acted as special British Columbia counsel for Brookfield Asset Management Ltd., a company organized under the laws of British Columbia, Canada (the “Company”) and BAM Finance LLC, a Delaware limited liability company (“U.S. Finco”), in connection with the joint filing by the Company, U.S. Finco and BAM Finance (Canada) Inc., a corporation organized under the laws of Ontario, Canada, of a Registration Statement on Forms F-10 and F-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission on the date hereof for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), among other securities, (a) debt securities to be issued by U.S. Finco (the “Debt Securities”) and fully and unconditionally guaranteed by the Company, to be issued pursuant to one or more indentures to be entered into by and among U.S. Finco as the issuer, the Company, as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee, the forms of which have been filed as exhibits to the Registration Statement (the “U.S. Finco Indentures”), with the specific terms of each issuance of Debt Securities to be set forth in one or more board resolutions, officer’s certificates and/or supplemental indentures to the U.S. Finco Indentures (each, a “Supplemental Indenture”); and (b) guarantees of the Debt Securities by the Company as provided for in the U.S. Finco Indentures.

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof when executed and delivered by the parties thereto, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and directors or managers, as the case may be, and officers of the Company and the U.S. Finco that we reviewed were and are accurate, and (vii) all representations made by the Company and the U.S. Finco as to matters of fact in the documents that we reviewed were and are accurate.

McMillan LLP | Royal Centre, 1055 W. Georgia St., Suite 1500, PO Box 11117, Vancouver, BC, Canada V6E 4N7 | t 604.689.9111 | f 604.685.7084

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February 10, 2026 Page 2

Based upon and subject to the foregoing, and subject to the further qualifications, limitations and exceptions set forth herein, we are of the opinion that: (i) the Company is a corporation incorporated and validly existing under the laws of the Province of British Columbia and has the corporate power and capacity to deliver the U.S. Finco Indentures and perform its obligations thereunder, (ii) all necessary corporate action has been taken by the Company to authorize the execution and delivery by it of the U.S. Finco Indentures and the performance of its obligations thereunder, and (iii) the execution and delivery of the U.S. Finco Indentures does not result in a breach of and does not conflict with any of the provisions of the constating documents of the Company or any applicable law of the Province of British Columbia.

We are qualified to practice law in the Province of British Columbia, and we do not express any opinion with respect to the laws of any jurisdiction other than the Province of British Columbia in force at the date of this opinion letter. We expressly disclaim any responsibility to advise you of any developments or circumstances of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed herein. All opinions expressed in this letter concerning the laws of the Province of British Columbia have been given by members of the Bar of the Province of British Columbia.

This opinion letter is being furnished to the Company and U.S. Finco in accordance with the requirements of Item 601(b)(5) of Regulation S-K. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours truly,

/s/ McMillan LLP